UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 11, 2017

LANDS' END, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-09769	36-2512786

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lands’ End Lane Dodgeville, Wisconsin	53595
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (608) 935-9341
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instructions A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 11, 2017 Lands’ End, Inc. (the “Company”) held its Annual Meeting of Stockholders at the Company’s offices in Dodgeville, Wisconsin. The meeting was held to vote on the matters described below.

1.
Election of Directors. Robert A. Bowman, Robert Galvin, Jerome Griffith, Elizabeth Leykum, Josephine Linden, John T. McClain, Jignesh Patel, and Jonah Staw were elected to the Board of Directors of the Company for a one-year term expiring at the 2018 Annual Meeting of Stockholders or until their successors are elected and qualified. The votes on this matter were as follows:

Name	For	Withheld	Broker Non-Votes
Robert A. Bowman	29,807,721	128,379	1,136,399
Robert Galvin	29,790,629	145,471	1,136,399
Jerome Griffith	29,749,946	186,154	1,136,399
Elizabeth Leykum	29,792,422	143,678	1,136,399
Josephine Linden	29,793,144	142,956	1,136,399
John T. McClain	29,810,172	125,928	1,136,399
Jignesh Patel	29,809,791	126,309	1,136,399
Jonah Staw	29,807,765	128,335	1,136,399

2.
Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers. The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers. The votes on this matter were as follows:

For	Against	Abstain	Broker Non-Votes
29,710,726	111,378	113,996	1,136,399

3.	Approve the Lands' End, Inc. 2017 Stock Plan. The stockholders approved the Lands’ End, Inc. 2017 Stock Plan. The votes on this matter were as follows:

For	Against	Abstain	Broker Non-Votes
29,752,291	65,629	118,180	1,136,399

4.
Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2017. The stockholders ratified the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2017. The votes on this matter were as follows:

For	Against	Abstain
30,792,463	22,446	257,590

1

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
LANDS' END, INC.

Date: May 11, 2017	By: /s/ Dorian R. Williams
Name: Dorian R. Williams Title: Senior Vice President, General Counsel and Corporate Secretary